Exhibit 99.5

November 13, 2014

Virgin America Inc.

555 Airport Blvd.

Burlingame, CA 94010

Attention: General Counsel

Ladies/Gentlemen:

In consideration of the execution by Virgin America Inc. (the “Company”) of the Registration Rights Agreement among the Company, the undersigned and the other parties thereto and the Recapitalization Agreement among the Company, the undersigned and the other parties thereto, as well as other valuable consideration, the receipt and adequacy of which are acknowledged, effective upon the completion of the Company’s initial public offering of its common stock and at all times thereafter, the undersigned agree that neither the undersigned nor Virgin Group Holdings or any of their respective affiliates (as defined in the Securities Exchange Act of 1934, as amended) (collectively, the “Virgin Group”) will acquire additional shares of the Company’s Voting Common Stock if, as a result of such acquisition, the Virgin Group would hold in excess of twenty (20) percent of the total outstanding shares of the Company’s Voting Common Stock (as defined in the Company’s Certificate of Incorporation) without the consent of the Company.

Notwithstanding the foregoing, in the event that applicable law is amended to permit persons who are not “citizens of the United States” to own more than twenty-five (25) percent of the outstanding shares of the Company’s Voting Common Stock, the foregoing shall apply such that the twenty (20) percent threshold shall instead equal (i) the maximum percentage of voting securities which the amended applicable law allows non-U.S. citizens to own, less (ii) 5%.

In determining the percentage of the Company’s Voting Common Stock outstanding, the parties agree that the Virgin Group shall be entitled to rely conclusively upon the Company’s publicly available reports of its Voting Common Stock as published in Company’s most-recently filed quarterly report on Form 10-Q or annual report on Form 10-K or on the Company’s investor relations web site, or upon information provided to the Virgin Group by the Company at the Virgin Group’s request.

Please have an authorized representative of Virgin America Inc. sign below to confirm our mutual agreement on the matters set forth herein.

Very truly yours,

VX Holdings, L.P.
By: Corvina Holdings Limited, its General Partner

By:	/s/ Ian Cuming
Title:	Director

Virgin Management Limited

By:	/s/ Illegible
Title:	Director

VA Holdings (Guernsey) LP
By: Virgin Group Investments Limited, its General Partner

By:	/s/ Ian Cuming
Title:	Director

AGREED:

Virgin America Inc.

By:	/s/ Peter D. Hunt
Title:	Chief Financial Officer